EXHIBIT 10.24s
TIFFANY & CO.
a Delaware Corporation
(the “Parent”)
TERMS OF RESTRICTED STOCK UNIT GRANT
(Non-Transferable)
under the
2014 EMPLOYEE INCENTIVE PLAN
(the “Plan”)
Terms Effective October 16, 2019

1. Introduction and Terms of Grant. Participant has been granted (the “Grant”) restricted stock units (“Stock Units”) that shall be settled by the issuance and delivery of shares of Common Stock (“Shares”). The Grant has been made under the Plan by the Committee. The name of the “Participant,” the “Grant Date” and the number of “Stock Units” granted are stated in the attached “Notice of Grant.” The other terms and conditions of the Grant are stated in this document and in the Plan. If Participant has the title of Director or a more senior title, this Grant will be void unless Participant executes and delivers to Parent those certain Non-Competition and Confidentiality Covenants, in the form approved by the Committee, within 180 days after the Grant Date. As used herein, “Stock Units” refers to Stock Units included in this Grant, and not to other stock units that may have been or may be granted.

2. Maturity Dates - Vesting in Installments. Unless otherwise provided in Section 5, the Stock Units granted hereunder will vest in one or more installments (each, an “Installment”) on a single date or series of dates (each, a “Maturity Date”) according to the schedule set forth in the Notice of Grant. In the event such schedule would result in an Installment that includes a fractional Stock Unit, such fractional Unit will not vest on the relevant Maturity Date, but will vest on a subsequent Maturity Date if, when added to other fractional Stock Units that would otherwise vest, such vesting would result in the vesting of a whole Stock Unit. If the application of the foregoing sentence fails to result in the eventual vesting of a full Stock Unit, any fractional Stock Units will be deemed to have expired, and Parent shall not be obligated to issue Shares or cash, or have any other obligation, concerning such fractional Units.

3. Settlement.

(a) Upon the vesting of any Installment, the Settlement Value of the Installment will be issued and delivered in Shares to or for the account of Participant, and any fractional Dividend Equivalent Units credited on such Installment will be settled by the delivery of cash. In each case, delivery will be made within thirty (30) days following the vesting date to Participant or an Approved Broker for the account of Participant.

(b) With respect to any Installment, “Settlement Value” means the number of Shares equal to the number of Stock Units included in such Installment, plus the number of whole Dividend Equivalent Units credited on such Installment pursuant to Section 4. The Settlement Value shall be subject to further adjustment as provided in Section 4.2(c) of the Plan, to adjust for, among other corporate developments,

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stock splits and stock dividends. References to Settlement Values in this document shall be deemed references to Settlement Values as so adjusted.

(c) Until a Share is issued and delivered it shall not be registered in the name of Participant. Shares that have not been issued and delivered shall be represented by Stock Units.

(d)	In all circumstances, a Stock Unit that fails to vest on or before the Maturity Date shall be null and void and shall not confer upon Participant any rights, including any right to any Share.

4. Dividend Equivalent Units; Interest. Interest shall not accrue on, or be payable with respect to, any Stock Unit. Participant will be credited with dividend equivalents on Stock Units in the following manner: on any date (a “Dividend Date”) Parent pays an ordinary cash dividend on Common Stock, and provided the Grant Date is on or prior to the record date for such dividend, for each Installment of Stock Units included in this Grant, Participant will be credited with “Dividend Equivalent Units” in an amount equal to: (i) the product of (A) the number of outstanding Stock Units included in the Installment plus any Dividend Equivalent Units previously credited on such outstanding Stock Units under this Section 4, and (B) the per share cash dividend paid on the Dividend Date, divided by (ii) the simple arithmetic mean of the high and low sale price of Common Stock on the New York Stock Exchange on the Dividend Date. For the avoidance of doubt, no dividends or cash in respect of Dividend Equivalent Units will be delivered until the vesting and settlement, if any, of the underlying Stock Units.

5. Effect of Termination of Employment or Change in Control.

(a)
Generally. Upon Participant’s Termination Date, any unvested Stock Units shall be deemed to have “expired,” unless otherwise provided below. An expired Stock Unit shall be void and shall not confer rights to Shares or Dividend Equivalent Units or any other rights.

(b)	Termination due to death or Disability. If Participant’s Termination Date occurs by reason of death or Disability, all unvested, unexpired Installments will vest on the Termination Date.

(c)
Termination due to Severance Event. If (i) Participant’s Termination Date occurs by reason of a Severance Event, and (ii) where required by the Relevant Severance Plan as a condition of receiving the maximum severance benefits available under such Plan, Participant provides a release of claims to Parent and its Affiliates and/or agrees to confidentiality, non-competition, non-solicitation and similar covenants (in each case, to the extent required by the Relevant Severance Plan), then all unvested, unexpired Installments that would have vested within 12 months of the Termination Date had such Termination Date not occurred will vest on the 60th day following the Termination Date.

(d)
Effect of Change in Control. Upon the earlier of (i) the date of any Change in Control, if such Change in Control effects a Terminating Transaction, or (ii) Participant’s Involuntary Termination, all unvested, unexpired Installments shall vest.

6. Withholding for Taxes. All distributions of Shares shall be subject to withholding of all applicable taxes as computed by Employer, and Participant shall make arrangements satisfactory to Parent to provide Parent (or Employer) with funds necessary for such withholding before the Shares are delivered. Without limitation to Parent’s right to establish other arrangements, Parent may: (i) designate an Approved Broker to establish trading accounts for Participants, (ii) deliver Shares to such an account; (iii) provide such Approved Broker information concerning the applicable tax withholding rates for Participant; (iv) cause such Approved Broker to sell, on behalf of Participant, sufficient Shares to cover Parent’s tax withholding obligations with respect to any delivery of Shares to Participant (a “Covering Sale”); and (v) cause such Approved Broker to remit funds resulting from a Covering Sale to Parent or Employer. Participant may,

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by written notice to Parent addressed to Parent’s Corporate Secretary, given no less than ten (10) business days before an applicable Maturity Date, elect to avoid a Covering Sale, by delivering with such notice a bank-certified check payable to Parent (or other type of check or draft payable to Parent and acceptable to its Corporate Secretary) in the estimated amount of any such withholding required, such estimate to be provided by Employer. The Committee may approve other methods of withholding, as provided for in the Plan, before the Shares are delivered.

7. Transferability. The Stock Units are not transferable other than by will or the laws of descent and distribution, and shall not otherwise be transferred, assigned, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise, nor shall they be subject to execution, attachment or similar process. Upon any attempt to transfer the Stock Units other than as permitted herein or to assign, pledge, hypothecate or dispose of the Stock Units other than as permitted herein, or upon the levy of any execution, attachment or similar process upon the Grant, the Grant shall immediately terminate and become null and void.

8. Definitions. For the purposes of the Grant, capitalized terms shall have the meanings provided herein or the Definitional Appendix attached. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan shall have the same meaning in this document.

9. Heirs and Successors. The terms of the Grant shall be binding upon, and inure to the benefit of, Parent and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of Parent’s assets and business. Participant may designate a beneficiary of his/her rights under the Grant by filing written notice with the Corporate Secretary of Parent. In the event of Participant’s death prior to settlement, delivery of any vested amounts pursuant to Section 3 shall be made to such beneficiary or, if Participant fails to designate a beneficiary or the designated beneficiary dies before Participant, to Participant’s estate.

10. Administration. The authority to manage and control the operation and administration of the Grant shall be vested in the Committee, and the Committee shall have all powers with respect to the Grant as it has with respect to the Plan. Any interpretation of the Grant by the Committee and any decision made by it with respect to the Grant is final and binding.

11. Plan Governs. Notwithstanding anything in this document to the contrary, the terms of the Grant shall be subject to the terms of the Plan, a copy of which has been provided to Participant.

12. Securities and Other Matters.

(a)
All Shares shall be subject to the restrictions on sale, encumbrance and other disposition provided by federal, state or foreign law. If at any time Parent determines, in its discretion, that (i) the listing, registration, or qualification of the Stock Units or Shares is required by any securities exchange or any applicable federal, state or foreign law (including any tax code and related regulations) or (ii) the consent or approval of any governmental regulatory authority is necessary or desirable, in either case as a condition to the issuance of Shares to Participant (or his or her beneficiary or estate) hereunder, then such issuance will not occur unless and until such listing, registration, qualification, consent or approval has been completed, effected or obtained, free of any conditions not acceptable to Parent. For the avoidance of doubt, Parent shall be under no obligation to effect such listing, registration, qualification, consent or approval. Further, in the event Parent determines that the delivery of any Shares will violate applicable law, Parent may defer delivery until such date as such delivery will no longer cause such violation, as determined in Parent’s opinion. Parent further reserves the right to impose other requirements or conditions on the settlement of the Stock Units or the issuance or delivery of any Shares delivered in connection with the Stock Units to the extent Parent determines such

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restrictions or conditions are necessary for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
(b) Without limiting the generality of the foregoing, Parent shall not be obligated to sell or issue any Shares pursuant to this document unless, on the date of sale and issuance thereof, such Shares are either registered under the Securities Act, and all applicable state securities laws, or are exempt from registration thereunder. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, Parent at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of Parent, such restrictions are necessary in order to achieve compliance with the Securities Act or the securities laws of any state or any other law.
13. Investment Purpose. Unless the Shares are registered under the Securities Act, any and all Shares acquired by Participant under this document will be acquired for investment for Participant’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act. Participant shall not sell, transfer or otherwise dispose of such Shares unless they are either (i) registered under the Securities Act and all applicable state securities laws, or (ii) exempt from such registration in the opinion of Parent’s counsel.
14. No Guarantee of Continued Employment or Service. This document, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued employment or other service for the vesting period or for any other period, and shall not interfere with Participant’s right or the right of the Employer, Parent or any Affiliate to terminate the employment or service relationship at any time, with or without cause, subject to the terms of any written employment agreement (including any offer letter) between Participant and the Employer, Parent or any Affiliate.

15. Entire Document; Governing Law. The Plan and this document constitute the entire terms with respect to the subject matter hereof and supersede in their entirety all prior undertakings of Employer, Parent or any Affiliate. In the event of any conflict between this document and the Plan, the Plan shall be controlling, except as otherwise specifically provided in the Plan. This document shall be construed under the laws of the State of New York, without regard to conflict of laws principles.
16. Opportunity for Review. Participant has reviewed the Plan and this document in their entirety, has had an opportunity to obtain the advice of counsel and fully understands all provisions of the Plan and this document. All decisions or interpretations of the Committee upon any questions relating to the Plan and this document shall be binding, conclusive and final.
17. Section 409A. Notwithstanding anything herein to the contrary, any benefits and payments provided hereunder that are payable or provided to Participant in connection with a termination of employment that constitute deferred compensation within the meaning of Code Section 409A shall not commence in connection with Participant’s termination of employment unless and until Participant has also incurred a Separation from Service, and unless Parent reasonably determines that such amounts may be provided to Participant without causing Participant to incur additional tax obligations under Code Section 409A. For the avoidance of doubt, it is intended that payments hereunder comply with or satisfy, to the greatest extent possible, the exemptions from the application of Code Section 409A. However, if Parent determines that these payments constitute deferred compensation and Participant is, on the termination of his service, a Specified Employee of Employer, then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Code Section 409A, the timing of the payments shall be delayed until the

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earlier to occur of: (i) the date that is six months and one day after Participant’s Separation from Service or (ii) the date of Participant’s death that occurs after Participant’s Separation from Service.

In no event shall Parent, Employer, or any Affiliate have any liability or obligation with respect to taxes, penalties, interest or other expenses for which Participant may become liable as a result of the application of Code Section 409A. Notwithstanding anything herein to the contrary, these terms are intended to be interpreted and applied so that the payments and benefits set forth herein either shall either be exempt from the requirements of Code Section 409A, or shall comply with the requirements of Code Section 409A, and, accordingly, to the maximum extent permitted, this document shall be interpreted to be exempt from or in compliance with Code Section 409A. To the extent that any provision under this document is ambiguous as to its compliance with Code Section 409A, the provision shall be interpreted in a manner so that no amount payable to Participant shall be subject to an “additional tax” within the meaning of Code Section 409A. For purposes of Code Section 409A, each payment provided under this document shall be treated as a separate payment. Notwithstanding any other provision of this document, payments provided under this document may only be made upon an event and in a manner that complies with Code Section 409A or an applicable exemption.

In addition to the provisions regarding Code Section 409A set forth above, the following shall apply:

If Participant notifies Parent that Participant believes that any provision of this document (or of any award of compensation or benefit, including equity compensation or benefits provided herein or at any time during his employment with Employer) would cause Participant to incur any additional tax or interest under Code Section 409A or Parent independently makes such determination, Parent shall, after consulting with Participant, reform such provision (or award of compensation or benefit) to attempt to comply with or be exempt from Code Section 409A through good faith modifications to the minimum extent reasonably appropriate. To the extent that any provision hereof (or award of compensation or benefit) is modified in order to comply with Code Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to Participant and Parent without violating the provisions of Code Section 409A.

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Appendix I - Definitions
For Equity Grant Terms

“Affiliate” shall mean any Person that controls, is controlled by or is under common control with, any other Person, directly or indirectly.

“Approved Broker” means one or more securities brokerage or financial services firms designated by Parent from time to time.

“Cause” shall mean a termination of employment which is the result of:

(i)
Participant’s conviction or plea of guilty or nolo contendere to a felony or any other crime involving financial impropriety or moral turpitude or which would tend to subject Parent, Employer or any Affiliate of Parent or Employer to public criticism or to materially interfere with Participant’s continued employment;

(ii)	Participant's willful and material violation of the Code of Conduct;

(iii)
Participant’s willful failure, or willful refusal, to substantially perform or attempt to substantially perform his or her duties or all such proper and achievable directives issued by Participant’s manager or the Parent Board (other than any such failure resulting from incapacity due to physical or mental illness, any such actual or anticipated failure resulting from a resignation by Participant for Good Reason, or any such refusal made in good faith because Participant believes such directives to be illegal, unethical or immoral), provided Participant receives written notice demanding substantial performance and fails to comply within ten (10) business days of such demand;

(iv)	Participant’s gross negligence in the performance of Participant’s duties and responsibilities that is materially injurious to Parent, Employer or any Affiliate of Parent or Employer;

(v)
Participant’s willful breach of any material obligation that Participant has to Parent, Employer or any Affiliate of Parent or Employer under any written agreement with Parent, Employer or such Affiliate;

(vi)	Participant's fraud, dishonesty, or theft with regard to Parent, Employer or any Affiliate of Parent or Employer; and

(vii)	Participant’s failure to reasonably cooperate in any investigation of alleged misconduct by Participant, or by any other employee of Parent, Employer or any Affiliate of Parent or Employer.

For purposes of the foregoing, no act or failure to act on Participant’s part shall be deemed “willful” unless done, or omitted to be done, by Participant in bad faith toward, or without reasonable belief that his or her action or omission was in the best interests of, Parent, Employer or any Affiliate of Parent or Employer. Notwithstanding the foregoing, following a Change in Control Participant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths (3/4th) of the entire membership of the Parent Board at a meeting called and held for such purpose (after reasonable notice to Participant and an

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opportunity for Participant, together with Participant’s counsel, to be heard before the Parent Board), finding that, in the good faith opinion of the Parent Board, Cause exists as set forth above.

“Change in Control” shall mean the occurrence of any of the following:

(i)
Any Person or group (as defined in Rule 13d-5 under the Exchange Act) of Persons (excluding (i) Parent or any of its Affiliates, (ii) a trustee or any fiduciary holding securities under an employee benefit plan of Parent or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly by stockholders of Parent in substantially the same proportions as their ownership of Parent, or (v) any surviving or resulting entity or ultimate parent entity resulting from a reorganization, merger, consolidation or other corporate transaction referred to in clause (iii) below that does not constitute a Change in Control under clause (iii) below) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Parent representing thirty-five percent (35%) or more of the combined voting power of Parent’s then outstanding securities entitled to vote in the election of directors of Parent;

(ii)
If the individuals who, as of March 16, 2016, constitute the Parent Board (such individuals, the “Incumbent Board”) cease for any reason to constitute a majority of the Parent Board, provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Parent’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such person were a member of the Incumbent Board;

(iii)
The consummation of a reorganization, merger, consolidation or other corporate transaction involving Parent, in each case with respect to which the stockholders of Parent immediately prior to the consummation of such transaction would not, immediately after the consummation of such transaction, own more than fifty percent (50%) of the combined voting power of the surviving or resulting Person or ultimate parent entity resulting from such transaction, as the case may be; or

(iv)
Assets representing fifty percent (50%) or more of the consolidated assets of Parent and its subsidiaries are sold, liquidated or distributed in a transaction (or series of transactions within a twelve (12) month period), other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of Parent in substantially the same proportions as their ownership of the common stock of Parent immediately prior to such sale or disposition.

    “Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor provisions thereto.

“Code of Conduct” shall mean Parent’s (i) Code of Business and Ethical Conduct for Directors, the Chief Executive Officer, the Chief Financial Officer and All Other Officers of the Company and (ii) Business Conduct Policy - Worldwide, as amended from time to time prior to, and as in effect as of, the date of a Change in Control.

“Committee” means the Compensation Committee of the Parent Board and/or the Stock Option Subcommittee thereof.

“Common Stock” shall mean the common stock of Parent.

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“Disability” shall mean Participant’s incapacity due to physical or mental illness which causes Participant to be absent from the full-time performance of Participant’s duties with Employer for six (6) consecutive months; provided, however, that Participant shall not be determined to be subject to a Disability unless Participant fails to return to full-time performance of Participant’s duties with Employer within thirty (30) days after Employer delivers a written notice to Participant advising Participant of the impending termination of his or her employment due to Disability.

“Eligible Termination” shall mean the involuntary termination of Participant’s employment without Cause, prior to a Change in Control, provided that at the time of such termination Participant is a Senior Officer and has completed at least ten (10) years of service as a Senior Officer.

“Employer” shall mean the Affiliate of Parent that employs Participant from time to time, and any successor to its business and/or assets by operation of law or otherwise.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor act or provisions thereto.

“Good Reason” means any one or more of the following actions taken without Participant’s consent:

a.
a material adverse change in Participant’s duties, authority, responsibilities or reporting responsibility (other than any such change resulting from a period of incapacity due to physical or mental illness);

b.
a material adverse change in other terms or conditions of Participant’s employment (including Participant’s salary or target bonus) that are in effect immediately prior to the date of a Change in Control other than (i) a change that has been made on an across-the-board basis for substantially all of Employer's employees or (ii) subject to sub-section (e) below, a change in equity-based compensation (including the reduction or elimination thereof) resulting from the Change in Control;

c.
a failure of any successor to Employer or Parent (whether direct or indirect and whether by merger, acquisition, consolidation, asset sale or otherwise) to assume in writing any obligations arising out of any agreement between Participant on one hand and Employer or Parent on the other;

d.
any other action or inaction that constitutes a material breach by Employer or Parent of any agreement between Participant and Employer. For the avoidance of doubt, any payout of a short-term incentive or annual bonus for a given fiscal year which is less than the target shall not constitute Good Reason, provided that such lower payout is based upon the failure to meet pre-determined performance goals or a good faith determination by Employer or the Committee that Parent’s financial performance or Participant’s personal performance did not warrant a greater payout;

e.	Parent’s failure to comply with the terms of any equity award granted to or required by contract to be granted to Participant; or

f.
the relocation of Employer’s office where Participant was based immediately prior to the date of a Change in Control to a location more than fifty (50) miles away, or should Employer require Participant to be based more than fifty (50) miles away from such office

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(except for required travel on Employer’s business to an extent substantially consistent with Participant’s customary business travel obligations in the ordinary course of business prior to the date of a Change in Control).

Notwithstanding the foregoing, Participant must give written notice to the Corporate Secretary of Parent of the occurrence of an event or condition that constitutes Good Reason within 90 days following the occurrence of such event or condition or, if shorter, the number of days remaining in the term of employment provided for in any individual employment agreement or retention agreement (provided, however, that if fewer than ten days remain in such term of employment, then Participant must give written notice within ten days of such Good Reason event); and Employer shall have 30 days from the date on which such written notice is received to cure such event or condition.  If Employer is able to cure such event or condition within such 30-day period (or any longer period agreed upon in writing by Participant and Employer), such event or condition shall not constitute Good Reason hereunder.  If Employer fails to cure such event or condition within the time period specified in the foregoing sentence, Participant’s termination for Good Reason shall be effective as of the end of such period or, if earlier, the day prior to the last day of the term of employment provided for in any individual employment agreement or retention agreement.

“Incumbent Board” shall have the meaning provided in sub-section (ii) of the definition entitled “Change in Control.”

“Involuntary Termination” means, following a Change in Control, (i) Employer’s involuntary termination of Participant’s employment without Cause, or (ii) Participant’s resignation from Employer due to Good Reason within two years following such Change in Control.

“Parent” shall mean Tiffany & Co., a Delaware corporation.

“Parent Board” shall mean the Board of Directors of Parent.

“Person” shall mean any individual, firm, corporation, partnership, limited partnership, limited liability partnership, business trust, limited liability company, unincorporated association or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Relevant Severance Plan” has the meaning provided in “Severance Event.”

“Retirement” shall mean Participant’s voluntary resignation from employment with Employer after reaching age 65, or after reaching age 55 if Participant has completed 10 years of employment with Employer prior to Participant’s Termination Date.

“Securities Act” means the Securities Act of 1933, as amended, and any successor act or provisions thereto.

“Senior Officer” means an employee of an Employer who, at the time of his or her Termination Date, is (or within the twelve months prior to the Termination Date, was) an “executive officer” of Parent, having been designated as such by the Parent Board.

“Separation from Service” means a “separation from service” as defined in Treasury Regulation Section 1.409A-1(h).

“Severance Event” means a termination of Participant’s employment with Employer that occurs prior to a Change in Control and (i) that results in Participant becoming eligible for payment of severance benefits

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under any written severance plan or program (“Severance Plan”) adopted by Parent or an Affiliate of Parent, including without limitation the Tiffany & Co. Executive Severance Plan and the Tiffany and Company Severance Plan, in each case as amended from time to time, or (ii) if Participant is employed in a jurisdiction where neither Parent nor an Affiliate of Parent maintains a Severance Plan, that would have resulted in Participant becoming eligible for payment of severance benefits under the Tiffany and Company Severance Plan had Participant been employed by Tiffany and Company immediately prior to such termination. “Relevant Severance Plan” shall mean, in the case of the foregoing clause (i), the applicable Severance Plan, and in the case of the foregoing clause (ii), the Tiffany and Company Severance Plan. For the avoidance of doubt, a statute, regulation, collective agreement, individual employment agreement or offer letter providing for severance benefits will not constitute a Severance Plan.

“Severance Plan” has the meaning provided in the definition of “Severance Event.”

“Share” means a share of Common Stock.

“Specified Employee” means a “specified employee” as defined in Code Section 409A(a)(2)(B)(i).

“Terminating Transaction” shall mean any one of the following:

(i)    the dissolution or liquidation of Tiffany & Co.;

(ii)    a reorganization, merger or consolidation of Tiffany & Co. with one or more Persons as a result of which Tiffany & Co. goes out of existence or becomes a subsidiary of another Person; or

(iii)     upon the acquisition of substantially all of the property or more than eighty percent (80%) of the then outstanding stock of Tiffany & Co. by another Person;

provided that none of the foregoing transactions (i) through (iii) will be deemed to be a Terminating Transaction, if as of a date at least fourteen (14) days prior to the date scheduled for such transaction provisions have been made in writing in connection with such transaction for the assumption of the Grant or the substitution for the Grant of a new grant covering the publicly-traded stock of a successor Person, with appropriate adjustments as to the number and kind of shares.

“Termination Date” shall mean the first day on which Participant’s employment with Employer terminates for any reason; provided that a termination of employment shall not be deemed to occur by reason of the transfer of employment between Employers; and further provided that such employment shall not be considered terminated while Participant is on a leave of absence approved by Employer or required by applicable law. If, as a result of a sale or other transaction (other than a sale or other transaction that constitutes or effects a Change in Control), Employer ceases to be an Affiliate of Parent, the occurrence of such transaction shall be treated as the Termination Date, and Participant’s employment will be deemed to have been involuntarily terminated without cause.

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